Exhibit 99.3
HARMONIC INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined balance sheet as of July 2, 2010 and the unaudited pro forma condensed combined statements of operations for the six months ended July 2, 2010 and for the year ended December 31, 2009 are based on the historical financial statements of Harmonic Inc. (“Harmonic”) and Omneon Inc. (“Omneon”) after giving effect to the acquisition of Omneon (“Acquisition”) and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The acquisition was completed on September 15, 2010.
The unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding shares of Omneon common and preferred stock into (a) an aggregate of 14,150,122 shares of Harmonic common stock and (b) cash payments to Omneon stockholders in the aggregate amount of $153.3 million, which is net of cash acquired. In addition, the unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding Omneon options and restricted stock units for continuing employees into an aggregate of 2,976,507 options and restricted stock units to receive Harmonic common stock.
The Acquisition has been accounted for under the purchase method of accounting in accordance with applicable accounting guidance on business combinations. The total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and intangible assets of Omneon acquired in connection with the acquisition, based on their estimated fair values as of the completion of the acquisition, and the excess is allocated to goodwill. Harmonic has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Harmonic that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Harmonic may achieve, or any additional expenses that it may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Harmonic’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2010, and in its Form 10-Q for its quarter ended July 2, 2010, filed with the SEC on August 10, 2010, and Omneon’s historical audited consolidated financial statements for the year ended December 31, 2009, and Omneon’s unaudited historical consolidated financial statements for the six months ended June 30, 2010, which are included as Exhibits 99.1 and 99.2, to this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
As of July 2, 2010
(in thousands)

	Historical		Pro Forma		Pro Forma
	Harmonic	Omneon	Adjustments	(1)	Combined
ASSETS
Current assets:
Cash and cash equivalents	$187,893	$32,323	$(193,739)	A	$26,477
Investments	90,028	5,999	—		96,027
Accounts receivable	71,363	16,932	—		88,295
Inventories	42,816	6,705	2,473	B	51,994
Deferred income taxes	26,503	3,804	10,845	C	41,152
Prepaid expenses and other current assets	25,234	4,351	—		29,585

Total current assets	443,837	70,114	(180,421)		333,530

Property and equipment, net	42,962	9,644	4,262	D	56,868
Goodwill	64,603	—	125,994	E	209,773
			30,847	C
			(4,853)	D
			(4,345)	F
			(2,473)	B
Intangible assets, net	20,033	—	109,100	G	129,133
Other assets	23,742	4,357	—		28,099

Total assets	$595,177	$84,115	$78,111		$757,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,694	$5,747	$—		$34,441
Income taxes payable	2,583	—	—		2,583
Deferred revenue	40,049	10,235	(3,981)	F	46,303
Accrued and other current liabilities	30,720	8,267	(340)	D	38,647

Total current liabilities	102,046	24,249	(4,321)		121,974

Income taxes payable, long-term	39,884	—	866	C	40,750
Financing liability, long-term	24,323	—	—		24,323
Other non-current liabilities	2,228	3,158	40,826	C	45,597
			(364)	F
			(251)	D

Total liabilities	168,481	27,407	36,756		232,644

Stockholders’ equity:
Preferred stock	—	63,961	(63,961)	H	—
Common stock	98	4	14	A	112
			(4)	H
Additional paid-in-capital	2,290,463	57,809	98,049	A	2,388,512
			(57,809)	H
Accumulated deficit	(1,862,769)	(65,066)	65,066	H	(1,862,769)
Accumulated other comprehensive loss	(1,096)	—	—		(1,096)

Total stockholders’ equity (deficit)	426,696	56,708	41,355		524,759

Total liabilities and stockholders’ equity	$595,177	$84,115	$78,111		$757,403

(1)	The letters refer to a description of the adjustments in Note 2, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Six Months Ended July 2, 2010
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Harmonic	Omneon	Adjustments	(1)	Combined
Product revenue	$158,695	$51,614	$—		$210,309
Service revenue	21,671	8,729	—		30,400

Net revenue	180,366	60,343	$—		240,709

Product cost of revenue	87,069	20,169	7,575	I	114,870
			57	J
Service cost of revenue	6,810	5,141	73	J	12,024

Total cost of revenue	93,879	25,310	7,705		126,894

Gross profit	86,487	35,033	(7,705)		113,815

Operating expenses:
Research and development	33,943	12,455	521	J	46,919
Selling, general and administrative	44,919	21,710	(2,389)	K	64,319
			79	J
Amortization of intangibles	1,067	—	3,392	I	4,459

Total operating expenses	79,929	34,165	1,603		115,697

Income (loss) from operations	6,558	868	(9,308)		(1,882)

Interest income, net	809	287	(345)	L	751
Other income (expense), net	(497)	(78)	—		(575)

Income (loss) before taxes	6,870	1,077	(9,653)		(1,706)

Provision for (benefit from) taxes	(2,894)	586	340	N	(1,968)

Net income (loss)	$9,764	$491	$(9,993)		$262

Net income (loss) per share, basic	$0.10				$0.00

Net income (loss) per share, diluted	$0.10				$0.00

Weighted average shares, basic	96,845		14,150		110,995

Weighted average shares, diluted	97,529		14,150		111,679

(1)	The letters refer to a description of the adjustments in Note 2, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
The accompanying notes are integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Harmonic	Omneon	Adjustments	(1)	Combined
Product revenue	$280,009	$91,834	$—		$371,843
Service revenue	39,557	13,600	—		53,157

Net revenue	319,566	105,434	—		425,000

Product cost of revenue	170,734	36,364	15,150	I	222,374
			126	J

Service cost of revenue	14,472	8,100	153	J	22,725

Total cost of revenue	185,206	44,464	15,429		245,099

Gross profit	134,360	60,970	(15,429)		179,901

Operating expenses:
Research and development	61,435	25,444	1,060	J	87,939
Selling, general and administrative	81,138	39,257	165	J	120,560
Amortization of intangibles	3,822	—	5,983	I	9,805
Asset impairment charge	—	797	—		797
Loss on sale of Castify SAS	—	505	—		505

Total operating expenses	146,395	66,003	7,208		219,606

Loss from operations	(12,035)	(5,033)	(22,637)		(39,705)

Interest income, net	3,181	47	(1,810)	L	1,418
Other income (expense), net	(881)	(407)	—		(1,288)
Benefit of preferred stock warrant liability	—	429	(429)	M	—

Loss before taxes	(9,735)	(4,964)	(24,876)		(39,575)

Provision for (benefit from) income taxes	14,404	(1,304)	(724)	N	12,376

Net loss	$(24,139)	$(3,660)	$(24,152)		$(51,951)

Net loss per share, basic and diluted	$(0.25)				$(0.47)

Weighted average shares, basic and diluted	95,833		14,150		109,983

(1)	The letters refer to a description of the adjustments in Note 2, “Pro Forma Adjustments,” of the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

HARMONIC, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1: Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of July 2, 2010 and the unaudited pro forma condensed combined statements of operations for the six months ended July 2, 2010 and for the year ended December 31, 2009 are based on historical financial statements of Harmonic and Omneon after giving effect to the Acquisition, and the assumptions and adjustments described in the notes herein. Omneon’s fiscal year ends on December 31, and its historical results have been conformed to Harmonic’s interim reporting period, which is the six months ended July 2, 2010, by adding Omneon’s results for the six months ended June 30, 2010. Omneon’s results for the year ended December 31, 2009 have been added to Harmonic’s results for the year ended December 31, 2009. Harmonic’s historical balance sheet as of July 2, 2010 has been combined with Omneon’s balance sheet as of June 30, 2010 to present the unaudited condensed combined balance sheet as of July 2, 2010.
The unaudited pro forma condensed combined balance sheet as of July 2, 2010 is presented as if the Acquisition occurred on July 2, 2010.
The unaudited pro forma condensed combined statements of operations of Harmonic and Omneon for the six months ended July 2, 2010 and for the year ended December 31, 2009 are presented as if the Acquisition had taken place on January 1, 2009.
The pro forma adjustments are based upon available information and certain assumptions that Harmonic believes are reasonable under the circumstances. A final determination of fair values relating to the Acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of Omneon that exist as of the date of the completion of the Acquisition.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Harmonic that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Harmonic’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 1, 2010, and in the Quarterly Report on Form 10-Q for the quarter ended July 2, 2010, filed with the SEC on August 10, 2010, and Omneon’s historical consolidated financial statements for the year ended December 31, 2009, and Omneon’s unaudited historical consolidated financial statements for the six months ended June 30, 2010, which are included as Exhibits 99.1 and 99.2, to this Current Report on Form 8-K/A.

For the purposes of the pro forma financial information, the following table presents the components of the purchase consideration.

(In thousands)
Cash consideration	$193,739
Fair value of common stock to be issued	95,938
Fair value of stock options and restricted stock units to be assumed	2,125

Total	$291,802

The purchase price reflects the issuance of 14,150,122 shares of Harmonic’s common stock to Omneon stockholders. The fair value of Harmonic’s shares issued is based Harmonic’s closing price per share as reported on the Nasdaq Global Select Market at the closing of the Acquisition.
The fair value of Harmonic’s stock options and restricted stock units to be issued as replacement awards to Omneon employees have been valued at $17.3 million using the Black-Scholes options pricing model of which $15.2 million represents unearned stock-based compensation, which will be recorded as compensation expense as services are provided, and $2.1 million has been recorded as additional purchase consideration.
The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on Omneon’s balance sheet as of June 30, 2010 and is for illustrative purposes only.

		(In thousands)
Net tangible assets		$37,532
Intangible assets:
Existing technology	50,800
In-process technology	9,000
Patents/core technology	9,800
Customer contracts	29,200
Maintenance agreements	5,500
Trademarks/trade names	4,000
Order backlog	800	109,100

Goodwill		145,170

Total purchase price		$291,802

Goodwill of approximately $145.2 million represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. The acquisition of Omneon is intended to strengthen Harmonic’s competitive position in the digital media market and to broaden the Company’s relationships with customers who produce and distribute digital video content, such as broadcasters, cable channels and other major owners of content. The acquisition is also intended to broaden Harmonic’s technology and product lines with digital storage and playout solutions which complement Harmonic’s existing video processing products. In addition, the acquisition provided an assembled workforce, the implicit value of future cost savings as a result of combining entities, and is expected to provide Harmonic with future unidentified new products and technologies.

Amortization of intangibles has been provided using the following estimated useful lives: existing technology — four years; patents/core technology — four years; customer contracts — six years; maintenance agreements — six years; trademarks/trade names — four years and order backlog — less than one year. The following represents the estimated amortization of intangibles for the periods presented as if the Acquisition occurred on July 2, 2010:

Fiscal Year	(In Thousands)
Remainder 2010	$11,767
2011	21,933
2012	21,933
2013	21,933
2014	13,859
2015	5,783
2016	2,892

Total	$100,100

Note 2: Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
A.	to record cash portion of purchase consideration, the issuance of 14,150,122 shares of Harmonic common stock and the fair value attributable to the portion of assumed Omneon equity awards for which services had already been rendered as of the closing of the acquisition;

B.	to adjust inventory to fair value. The company will record the amortization of this adjustment within the first year and, as such, has excluded this charge from the unaudited pro forma condensed consolidated statements of operations;

C.	to record deferred tax impact related to Omneon purchase accounting;

D.	to adjust fixed assets and associated capital lease liabilities to fair value;

E.	to record goodwill;

F.	to record the reduction in Omneon’s reported deferred revenue at June 30, 2010 based on our preliminary estimate of the fair value of Harmonic’s legal performance obligations under Omneon’s existing contracts;

G.	to record the fair value of Omneon’s identifiable intangible assets.

H.	to eliminate Omneon’s historical equity;

I.	to amortize Omneon’s intangible assets using the straight-line method based on the estimated useful lives assigned. The amortization associated with intangible assets assigned a useful life of less than one year has been excluded;

J.	to record depreciation associated with the fair value adjustment of Omneon’s fixed assets as noted in item (D) above;

K.	to eliminate acquisition related costs incurred by Harmonic;

L.	to record a reduction in amount of interest income earned on the net cash decrease of $153.3 million used to fund the cash portion of the purchase consideration, calculated as follows:

			Decrease in Six	Decrease in
		Estimated Annual	Months Interest	Annual Interest
(in thousands, except interest rate)	Amount	Interest Rate	Income	Income
Cash payment to Omneon stockholders	$153,254	0.4% - 1.8%	$345	$1,810
M.	to eliminate the benefit from a preferred stock warrant liability historically recorded by Omneon. The pro forma adjustment represents the elimination of this amount as if the acquisition had been completed as of January 1, 2009;

N.	to record tax adjustments at the combined Federal and state rate of 40% to the unaudited pro forma condensed combined statements of operations.
Note 3: Pro Forma Net Income (Loss) Per Share
The pro forma combined basic and diluted net income (loss) per share are based on the number of Harmonic shares of common stock used in computing basic and diluted net income (loss) per share, as well as the 14,150,122 shares of Harmonic common stock issued to Omneon stockholders. Dilutive potential common shares are included only if they have a dilutive effect on earnings per share. No adjustment has been made for the assumed Omneon equity awards in the computation of pro forma combined diluted net income (loss) per share since their effect would be anti-dilutive or not material.